UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

Technology Applications International Corporation
(Exact name of Registrant as Specified in its Charter)

Florida	0-53878	27-1116025
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 1716
Miami, Florida  33131
(Address of Principal Executive Offices including Zip Code)

(786) 360-3429
(Registrant's Telephone Number, including Area Code)

Raj Ventures, Inc.
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Changes in Fiscal Year.

On April 12, 2011, we filed Amended and Restated Articles of Incorporation of the Company with the Secretary of State of Florida and changed our corporate name from “Raj Venures, Inc.” to “Technology Applications International Corporation”.  We also increased our authorized capital from 100 million shares of common stock to 350 million shares of capital stock, of which 300 million shares are common stock, par value $.001 per share, and 50 million shares are preferred stock, par value $.001 per share (“Preferred Stock”).  We also adopted Amended and Restated Bylaws of the Company on the same date.  The following description is a summary of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, to this report on Form 8-K and hereby are incorporated by reference.

General

As of April 12, 2011 there were 3,100,000 outstanding shares of common stock of the Company issued to two shareholders.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the board of directors out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in our business.  Accordingly, the payment of dividends on the common stock is unlikely in the foreseeable future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series, with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our shareholders. We believe that the board of directors’ authority to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments or payments upon a liquidation, dissolution or winding up of the Company.

Anti-Takeover Effects of Our Articles of Incorporation, Our Bylaws and Florida Law

Authorized but unissued shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer or merger, or otherwise.

Shareholder action; advance notification of shareholder nominations and proposals

Any action required or permitted to be taken by our shareholders will have to be effected at a duly called annual or special meeting of shareholders and may be effected by a consent in writing. Our Bylaws also require that special meetings of shareholders be called only by our board of directors, our Chairman, our Chief Executive Officer or our President.  In addition, our Bylaws generally provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a shareholder who gives written notice, including certain information, to us no later than 90 days and not earlier than 120 days, prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management.

Number, election and removal of the board of directors

Our board of directors currently consists of one director. Our Bylaws authorize a board of directors consisting of at least one, but no more than seven, members, with the number of directors to be fixed from time to time by our board of directors.  At each annual meeting of shareholders, directors will be elected for a one-year term to succeed the directors whose terms are then expiring. As a result, our board of directors will be elected each year.  Between shareholder meetings, directors may be removed by our shareholders with or without cause, and the board of directors may appoint new directors to fill vacancies or newly created directorships. These provisions may deter a shareholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers.

Indemnification Provisions

Our directors and officers are indemnified as provided by the Florida Business Corporation Act, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 5.06 Change in Shell Company Status

We ceased to be a shell company following the adoption and approval of our new business plan by the shareholders and Board of Directors of the Company.  Please refer to Item 8.01 below for the description of our business.

Item 8.01                      Other Events

On April 12, 2011, we launched our new business plan to develop, build and sell environmental solutions for the treatment of municipal and industrial wastewater and sludge.  We own and operate a mobile electron beam particle accelerator unit installed in a semi-tractor trailer, which we intend to use for the commencement our operations and making sales presentations to prospective customers throughout the United States.

Services

We plan to design a variety of environmental solutions and systems utilizing electron particle accelerator technology for the treatment of municipal and industrial wastewater and sludge.  We plan to provide single-source, advanced-systems solutions for slurry pumping and high solids dewatering and ultrafiltration for treating industrial process wastewater.  We also plan to provide training and specialty repair and cleaning services for industrial and municipal wastewater management equipment utilizing electron beam technology.

Sales and Marketing

Currently, all of our sales presentations are attributable to the efforts and reputation of Charles J. Scimeca, our Chairman, Chief Executive Officer, President and Treasurer.  We also use consultants and scientists specializing in electron beam technology for sales and marketing initiatives.  We plan to sell and market our services through attendance at major trade and industry exhibitions for municipal wastewater and sludge and industrial process wastewater and one-on-one sales meetings.

Manufacturing

We plan to engage contract manufacturers to outsource manufacturing on an as needed basis and anticipate that we will enter into manufacturing agreements with them.  We currently have no agreements with any contract manufacturers.

Distribution

We intend to use independent distributors to attract new accounts with municipalities and industry.  We will provide distributors with sales tools, such as sales brochures, samples and displays to promote our products.  Distributors will solicit customer orders through attendance at major trade and industry exhibitions for wastewater treatment and one-on-one sales meetings.  We will fill orders from customers introduced to us by our distributors on terms agreed to by us and the customers.  The business relationship of the distributor with us will be an independent contractor relationship.  We intend to enter into sales and marketing agreements with independent distributors; however, we currently have no such agreements in place. We expect that using independent distributors will expand our customer base and enable us to develop our brand.

Raw Materials

The raw materials purchased by us are from suppliers located in United States and abroad. We are not constrained in our purchasing by any contracts or agreements with any suppliers, manufacturers or distributors of the raw materials we may use.  We acquire raw materials based upon, among other things, availability and price on the open wholesale market.  All of our raw materials are readily available from a large number of suppliers, manufacturers and distributors in the United States and, if necessary, from abroad.  We use raw materials on a just-in-time basis and keep minimal inventory on hand.

Competition

We experience substantial competition in all aspects of our business.  We compete with a number of firms, both nationally and internationally, some of which may have greater financial and technical resources than we do.  The principal competitive factors with respect to our wastewater and sludge treatment activities include technological performance, service, technical know-how, price and performance guarantees.  Competing for selection on a project may require commitment of substantial resources over a long period of time, without any certainty of being ultimately selected.  Competition for attractive opportunities is intense, as there are a number of competitors in the wastewater and sludge treatment industry interested in such opportunities.

Research and Development

We undertake research and development in the areas of handling, treatment and recovery of wastewater and industrial process water and sludge.  We expect to use our mobile electron beam trailer for various research and development projects.

Intellectual Property

Our trademarks are owned by us, and we may federally register our trademarks in the future; however, we currently do not have any federally registered trademarks.  We intend to patent our processes and designs as the need arises; however, we currently do not have any federally registered patents.

Government Regulation

Tthe environmental services industry is subject to extensive and evolving regulation by federal, state, local and foreign authorities.  Due to the complexity of regulation of the industry and to public pressure, implementation of existing and future laws, regulations or initiatives by different levels of government may be inconsistent and difficult to foresee.  In addition, the demand for certain of our services may be adversely affected by the amendment or repeal, or reduction in enforcement of, federal, state and foreign laws and regulations on which our businesses is dependent.  Demand for certain of our services may also be adversely affected by delays or reductions in funding, or failure of legislative bodies to fund, agencies or programs under such laws and regulations. We make an effort to anticipate regulatory, political and legal developments that might affect our operations, but we are not always able to do so.  We cannot predict the extent to which any legislation or regulation that may be enacted, amended, repealed or enforced, or any failure or delay in enactment or enforcement of legislation or regulations or funding of government agencies or programs, in the future may affect our operations.

Our business activities are subject to environmental regulation under the same federal, state and local laws and regulations which apply to our customers, including the Clean Water Act of 1972, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.  We believe that we conduct our business in an environmentally responsible manner and are in material compliance with applicable laws and regulations.  It is possible that future developments, such as increasingly strict requirements of environmental laws and enforcement policies thereunder, could affect the manner in which we operate our projects and conduct our business, including the handling, processing or disposal of the wastes, by-products and residues generated thereby.

Employees

We have no employees, other than Charles J. Scimeca, our sole officer and director who serves on a full-time basis. We believe that the relationship with our sole employee is good.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following Exhibits are filed herein:

Exhibit 3.1                      Amended and Restated Articles of Incorporation of the registrant

Exhibit 3.2                      Amended and Restated Articles of Incorporation of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY APPLICATIONS INTERNATIONAL CORP.
(Registrant)

Dated: April 15, 2011	By:	/s/ Charles J. Scimeca
Charles J. Scimeca
Chief Executive Officer

Technology Applications International Corporation

Index to Exhibits

Exhibit Number                                                      Description

Exhibit 3.1                      Amended and Restated Articles of Incorporation of the registrant

Exhibit 3.2                      Amended and Restated Bylaws of the registrant